Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. Secures $19 Million Construction-Financing Loan with Pelorus Equity Group for Expansion of Cultivation & Lab Sites in Arizona & Nevada

Financing to Fund Master Site Expansion in Arizona, including Acquisition of the 45 acres of Adjacent Land Next to the Company's Existing 19,200 sq. ft. Facility

Capacity of Arizona Operations to be Enhanced by 33x

PHOENIX – August 31, 2021 – Item 9 Labs Corp. (OTCQX: INLB) (the “Company”), a vertically integrated, cannabis dispensary franchisor and operator that produces premium, award-winning products, has entered into a $19 million construction-financing loan with Pelorus Equity Group (“Pelorus”), the leading provider of value-add bridge commercial real estate loans to cannabis businesses and owners with cannabis-related real estate.

The proceeds will be used to expand the master site development of the Company’s cultivation and lab site in Coolidge, Arizona (the “Arizona Facility”) as well as completion of its existing 20,000 square foot facility in Pahrump, Nevada (the “Nevada Facility”). The Company has been cultivating and manufacturing a range of premium Item 9 Labs cannabis products at the Arizona Facility since 2017. The Nevada Facility will become operational in early 2022.

Of note, this transaction is not dilutive to shareholders as there is no equity being issued.

Arizona Master Cultivation Site Expansion

The proceeds from Pelorus’ high-performance loan will be used to finance the acquisition of 45 acres of land adjacent to the Company’s existing 19,200 sq. ft. Arizona Facility. The Company currently owns the 5 acres that house the existing facility, which includes two steel buildings. The master site development consists of six additional steel buildings (just under 10,000 sq. ft. each) – one will be for expansion of the lab and support space for finished product, and the other five will be for indoor cultivation – as well as 16 greenhouses and 6 headhouses (or greenhouse support buildings). Once complete, the Item 9 Labs site will comprise 640,000-plus sq. ft. of operations space. This includes 5 acres of outdoor cultivation, which comes at an opportune time as the city of Coolidge passed regulations for outdoor cultivation earlier this year.

“Finalizing this agreement puts Item 9 Labs Corp. in a prime position to grow with Arizona’s emerging adult-use market and continue leading in the space,” said Andrew Bowden, Chief Executive Officer of Items 9 Labs. “To put the magnitude of this deal into perspective, we’ve achieved seven consecutive quarters of revenue growth and have regularly broken monthly sales records from just our 19,200 square foot facility. Imagine what another 620,000 square feet will do.”

The Item 9 Labs product catalogue spans 75-plus active cannabis strains and more than 150 differentiated cannabis vape products as well as premium concentrates and Orion vape technologies. Currently, Item 9 Labs is the most in-demand brand at more than 60% of Arizona’s dispensaries, according to LeafLink. Industry analysts expect Arizona’s total legal marijuana market will near $1.5 billion in the next three years.

Phase 1 construction will begin in early October and is estimated to be completed in mid-2022. Development of phase 1 consists of three steel buildings and two greenhouses. This initial expansion adds 9,600 sq. ft. for indoor cultivation, 9,600 sq. ft. of lab and packaging and a 9,600 sq. ft. head house to support the addition of the two 18,000 sq. ft. greenhouses. Upon completion, Item 9 Labs will increase its premium flower output by 30-35% and reduce its reliance on third-party sourced material for lab productions by 40-50%. Item 9 Labs anticipates hiring 60-70 people across cultivation, processing and packaging positions to support new operations from the initial phase.

Nevada Cultivation Site Expansion

Item 9 Labs will also use the proceeds to complete its 20,000 sq. ft. state-of-the-art facility in Pahrump, Nevada that currently is approximately 60% completed. The expansion includes 4,450 sq. ft. for flower, 990 sq. ft. of vegetation space, 400 sq. ft. for clones, 300 sq. ft. for dry curing and 615 sq. ft. of space for genetics. The facility also includes more than 2,500 sq. ft. of post-processing and lab space, along with the opportunity for a joint venture with a commercial kitchen space of 1,100 sq. ft. The remainder of the building is ancillary rooms such as water rooms, offices, locker rooms and break rooms. Upon completion in late 2021, the Company will cultivate and manufacture to partner dispensaries across the Silver State.

“We’re thrilled to partner with Item 9 Labs on these exciting new commercial real estate expansion and build-out projects in Arizona and Nevada – two rapidly growing adult-use states with high demand,” said Dan Leimel, CEO of Pelorus Equity Group and manager of the Pelorus Fund. “Our team was pleased to quickly approve the Company’s loan, so that it can continue to bring consumers the premium products they are known for, generate new streams of revenue and drive value for their shareholders. We look forward to working closely with Item 9 Labs and other cannabis operators on additional state-of-the-art projects as we rapidly expand our portfolio.”

Item 9 Labs Corp. CFO Bobby Mikkelsen said, “Pelorus moved quickly on our complex transaction and were able to help navigate multiple hurdles on the way to closing when other previous potential lenders failed to perform. With the Pelorus team by our side, supporting our growth plans, we’re in a sound position to complete our expansion and capture more market share.”

About Pelorus Equity Group

Pelorus Equity Group is the leading provider of value-add bridge commercial real estate loans in the multi-billion dollar cannabis industry. The company's Pelorus Fund, a private mortgage real estate investment trust (“mREIT”), offers a range of innovative transactional solutions addressing the diverse needs of real estate investors and portfolio managers, and its flexible acquisition and bridge lending programs are the direct result of our involvement in more than 5,000 transactions of varying size and complexity. Since 1991, our principals have participated in more than $1B of real estate investment transactions using both debt and equity solutions. We draw on our extensive experience to rapidly understand an opportunity, structure a logical solution and execute a timely close. For more information, visit https://www.pelorusequitygroup.com/.

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space by 650,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit item9labscorp.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Media Contact:

Item 9 Labs

Jayne Levy, VP of Communications

Email: Jayne@item9labs.com

Investor Contact:

Item 9 Labs

800-403-1140
Email: investors@item9labs.com